Exhibit 10.2
Offer to Purchase
Franchise Support Network, Inc.

Banyan Corporation, a company formed pursuant to the laws of the State of Oregon with offices in Colorado Springs, Colorado ( Banyan or the Purchaser ) hereby offers to purchase from Cory Gelmon & Michael Gelmon, businessmen, of the City of Calgary, in the Province of Alberta, Canada (the Vendors ), all of the issued and outstanding shares of Franchise Support Network, Inc., a company incorporated pursuant to the laws of the Province of Alberta, Canada ( FSN ).

1.  Purchase Price. The purchase price (the Purchase Price ) payable by the Purchaser to the Vendors for FSN shall be the sum of One Million Twenty One Thousand Four Hundred and Thirty ($1,021,430) Dollars, and shall be satisfied as set out in paragraph 2, below.

2.  Payment of Purchase Price. The Purchase Price shall be paid and satisfied at Closing, by the Purchaser delivering to the Vendors Thirty Four Million, Forty Seven Thousand, Six Hundred and Sixty Six (34,047,666) Class A Common Shares in Banyan, which is based upon the Purchase Price divided by the thirty day rolling average of the Banyan Class A Common Shares immediately prior to the date of this offer. Banyan acknowledges that this average is three (3) cents per share. The Shares issued to the Vendors shall be issued pursuant to Rule 144 under the Securities Act of 1933. If the Purchaser fails to complete this transaction for any reason, the Vendors shall be entitled to the remedy of specific performance.

3.  Closing Date. Time shall be of the essence of this Offer. The closing of this transaction shall take place within seven days of the Vendors accepting this offer (the Closing Date or Closing ) and shall take place at the office of the Purchaser or at such other place as may approved in writing by the parties hereto.

4. Conditions Precedent. This Offer to Purchase is subject to

(i)  the approval of the Board of Directors of the Purchaser which shall be meeting no later than May 7th, 2001;

(ii)  the approval of the required number of Banyan Shareholders, to be obtained at a duly constituted meeting of Banyan Shareholders within ninety (90) days from the date of this offer.

5. Acceptance of Offer. Upon waiver of the Conditions Precedent by the Purchaser, this Offer shall be irrevocable, and shall remain open for acceptance by the Vendors up to and including the 1st day of August, 2001, after which time, if not accepted, this Offer shall be null and void.

6.  Representations and Warranties by the Vendors. The Vendors represents and warrants to the Purchaser as follows:

1.  FSN is duly incorporated pursuant to the laws of the Province of Alberta, Canada and is current with all of its filings;

2.  FSN is not now, nor at Closing will be bound by any agreement whether written or oral with any other party for the purchase or sale of any FSN shares and that no option for the purchase of the FSN shares exists now, or will exist at Closing;

3.  FSN is not now, nor will it be at Closing, bound by any outstanding contract or commitment which requires prior approval of the assignment thereof by the Vendors to the Purchaser resulting from the consummation of the transactions provided for herein, unless such consent is obtained and provided to the Purchaser on Closing.

4.  The Vendors now has and at Closing will have a good and marketable title to FSN, free and clear of any and all claims, liens, encumbrances and security interests whatsoever.

5.  FSN is not currently involved in any disputes, litigation, or threatened litigation.

6.  The only material contracts and obligations in existence for FSN are employment contracts with the Vendors.

7.  The representations and warranties of the Vendors contained herein shall survive the Closing and shall continue in full force and effect for the benefit of the Purchaser.

Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Vendors as follows:

a.  Banyan Corporation (the Corporation ) is in good standing and compliant with all SEC required filings;

b. The Corporation shall have obtained the full right and authority to issue the Shares representing the Purchase Price hereunder, in compliance with all SEC rules and regulations and in compliance with its own internal bylaws;

c. That the number of issued and outstanding shares, and instruments capable of becoming shares in Banyan shall be no more than Thirteen Million Five Hundred Thousand (13,500,000) shares immediately prior to the Closing of this transaction.

8.  Closing Deliveries. At Closing, the parties shall deliver the following, in addition to any other documents, agreements or deliverables required or provided by this Offer:

1.  the Vendors shall deliver to the Purchaser:

1.  full title to all of the issued and outstanding shares of FSN;

2.  a Certificate certifying that all representations and warranties contained in this Offer are true and correct in all material respects as of the Closing Date;

2.  the Purchaser shall deliver to the Vendors:

1.  Share certificates in the amount of Thirty Four Million, Forty Seven Thousand, Six Hundred and Sixty Six (34,047,666) Class A Common Shares in Banyan, legended with the appropriate restrictions as set out pursuant to Rule 144 under the Securities Act of 1933. The share certificates delivered will be one such share certificate in the name of Cory Gelmon in the amount of Seventeen Million, twenty three thousand, eight hundred and thirty three (17,023,833) Class A Common Shares, with the appropriate restrictions as set out pursuant to Rule 144 under the Securities Act of 1933, and one such share certificate in the name of Michael Gelmon in the amount of Seventeen Million, twenty three thousand, eight hundred and thirty three (17,023,833) Class A Common Shares, with the appropriate restrictions as set out pursuant to Rule 144 under the Securities Act of 1933.

9. Non-Competition. The Vendors will not (without the prior written consent of the Purchaser) at any time within five years from the date hereof either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, employee officer, director or shareholder or in any other manner whatsoever carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with of interested in, any business which competes with FSN (except as a shareholder, officer, director or employee of the Purchaser) within North America.

10.  Severability. In the event that any provision herein or part hereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions, or parts hereof, shall be and remain in full force and effect.

11.  General.

(a)  Schedules and other documents attached or referred to in this Offer are an integral part of this Offer.

(b)  The division of this Offer into paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(c)  The Class A Common shares in Banyan Corporation referred to herein are intended to be the publicly traded class of shares currently traded in the "over the counter pink sheets" market.

(d)  This Offer constitutes the entire agreement among the parties and except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations and warranties of the respective parties. There are no oral representations or warranties amount the parties of any kind. This Offer may not be amended or modified in any respect except by written instrument signed by both parties.

(e)  This Offer shall be governed by and construed in accordance with the laws of the State of Oregon.

(f)   Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by facsimile, telex or other similar means of electronic communication (confirmed on the same or following day by prepaid mail) addressed to the recipient at the address of the recipient noted above. Any notice so given shall be deemed conclusively to have been received when so personally delivered or sent by telex, facsimile or other electronic communication or on the second day following the sending thereof by private courier or mail. Any party hereto or others mentioned above may change any particulars of its address for notice by notice to the others in the manner aforesaid.

(g)   This Offer shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(h)  All dollar amounts referred to herein shall mean U.S. Dollars.

IN WITNESS WHEREOF this Offer has been executed by the Purchaser this day of May, 2001.

I hereby accept the above Offer.

/s/ Cory H. Gelmon
Cory H. Gelmon

/s/ Michael J. Gelmon
Michael J. Gelmon

/s/ Lawrence Stanley
Banyan Corporation

DATED , 2001